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                                                                    Exhibit 5.1

                               ALSTON & BIRD LLP
                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                 404-881-7000
                               Fax: 404-881-7777
                                www.alston.com



                                 August 2, 1999



HeadHunter.NET, Inc.
6410 Atlantic Boulevard
Suite 160
Norcross, GA  30071


         RE:   REGISTRATION STATEMENT ON FORM S-1 (NO. 333-80915)

Ladies and Gentlemen:


         We have acted as counsel to HeadHunter.NET, Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), up to 3,450,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The Company intends to sell 3,000,000 shares of Common Stock (the "Primary Shares") to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the selling shareholders and the Underwriters, and the selling shareholders have granted the Underwriters an option to purchase up to 450,000 shares of Common Stock (the "Option Shares") to cover over-allotments, if any.


         We have examined the Articles of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and the proposed form of Underwriting Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and

         1211 East Morehead Street                3605 Glenwood Avenue, Suite 310              601 Pennsylvania Avenue, N.W.
             P.O. Drawer 34009                           P.O. Drawer 31107                      North Building, 11th Floor
         Charlotte, NC 28234-4009                      Raleigh, NC 27622-1107                    Washington, DC 20004-2601
               704-331-6000                                 919-420-2200                               202-756-3300
            Fax: 704-334-2014                            Fax: 919-881-3175                          Fax: 202-756-3333

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HeadHunter.NET, Inc.
August 2, 1999
Page 2




the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

         As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Option Shares are, and upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Primary Shares will be, validly issued, fully paid and nonassessable.

         Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

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HeadHunter.NET, Inc.
August 2, 1999
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                                                Sincerely,

                                                ALSTON & BIRD



                                                By:  /s/ Joel J. Hughey
                                                    -------------------
                                                         Partner